                                                                 EXHIBIT 4.3.10



================================================================================


                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.,
              (FORMERLY KNOWN AS COMMODORE MEDIA, INC.) AS ISSUER,

                               THE PARTIES LISTED
                             ON THE SIGNATURE PAGES
                             HERETO AS GUARANTORS,
                                 AS GUARANTORS,

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE


                  --------------------------------------------



                                AMENDMENT NO. 9

                           DATED AS OF JULY 17, 1997

                                     TO THE

                                   INDENTURE

                           DATED AS OF APRIL 21, 1995


                  --------------------------------------------


                                  $76,808,000

                   13 1/4% SENIOR SUBORDINATED NOTES DUE 2003



================================================================================

         AMENDMENT NO. 9, dated as of July 17, 1997 ("Amendment No. 9"), to the INDENTURE, dated as of April 21, 1995, as amended (the "Indenture"), among CAPSTAR RADIO BROADCASTING PARTNERS, INC. (formerly known as Commodore Media, Inc.), a Delaware corporation, as Issuer (the "Company"), the parties listed on the signature pages hereto as Guarantors (each individually, a "Guarantor" and collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

         Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Subordinated Notes due 2003 (the "Notes") to amend, pursuant to Section 8.01(4) of the Indenture, the Indenture as follows:

         1. Central Star Communications, Inc., a Delaware corporation ("Central Star"), and GulfStar Communications, Inc., a Delaware corporation ("GulfStar") are wholly-owned subsidiaries of the Company and are Restricted Subsidiaries acquired or created pursuant to Section 4.14(ii) of the Indenture. Central Star and GulfStar deliver herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Central Star and GulfStar shall be deemed a party to the Indenture by virtue of their execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include Central Star and GulfStar.

         2. GulfStar Communications Holdings, Inc., a Delaware corporation ("GulfStar Holdings"), is a wholly-owned subsidiary of GulfStar and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Holdings delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Holdings shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article
1.01 of the Indenture shall be deemed to include GulfStar Holdings.

         3. Each of GulfStar Communications Beaumont, Inc., a Delaware corporation, ("GulfStar Beaumont"), GulfStar Communications Port Arthur,
Inc., a Delaware corporation, ("GulfStar Port Arthur"), GulfStar Communications Lufkin, Inc., a Delaware corporation, ("GulfStar Lufkin"), GulfStar Communications Victoria, Inc., a Delaware corporation, ("GulfStar Victoria"), GulfStar Communications Tyler, Inc., a Delaware corporation, ("GulfStar Tyler"), GulfStar Communications Texarkana, Inc., a Delaware corporation, ("GulfStar Texarkana"), GulfStar Communications New Mexico, Inc., a Delaware corporation, ("GulfStar New Mexico"), GulfStar Communications Arkansas, Inc., a Delaware corporation, ("GulfStar Arkansas"), GulfStar Communications Corpus Christi, Inc., a Delaware corporation, ("GulfStar Corpus Christi"), GulfStar Communications Waco, Inc., a Delaware corporation, ("GulfStar Waco"), GulfStar Communications Lubbock, Inc., a Delaware corporation, ("GulfStar Lubbock"), GulfStar Communications Killeen, Inc., a Delaware corporation, ("GulfStar Killeen"), GulfStar Communications Oklahoma, Inc., a Delaware corporation, GulfStar Communications Baton Rouge, Inc., a Delaware corporation, ("GulfStar Baton Rouge"), Bryan Broadcasting Operating Company, Inc., a Delaware corporation, ("Bryan Broadcasting"), Sonance Waco Operating Company, Inc., a Delaware corporation, ("Sonance Waco"), and GulfStar Communications Management, Inc., a Delaware corporation is a wholly-owned subsidiary of GulfStar Holdings and a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture (collectively, the "GulfStar Holdings Subsidiaries"). Each of the GulfStar Holdings Subsidiaries delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, each of the GulfStar Holdings Subsidiaries shall be deemed a party to the Indenture by virtue of its execution of this Amendment

No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include each of the GulfStar Holdings Subsidiaries.

         4. GulfStar Communications Beaumont Licensee, Inc., a Texas corporation ("GulfStar Beaumont Licensee"), is a wholly-owned subsidiary of GulfStar Beaumont and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Beaumont Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Beaumont Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Beaumont Licensee.

         5. GulfStar Communications Port Arthur Licensee, Inc., a Texas corporation ("GulfStar Port Arthur Licensee"), is a wholly-owned subsidiary of GulfStar Port Arthur and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Port Arthur Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Port Arthur Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Port Arthur Licensee.

         6. GulfStar Communications Lufkin Licensee, Inc., a Texas corporation ("GulfStar Lufkin Licensee"), is a wholly-owned subsidiary of GulfStar Lufkin and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Lufkin Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Lufkin Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Lufkin Licensee.

         7. GulfStar Communications Victoria Licensee, Inc., a Texas corporation ("GulfStar Victoria Licensee"), is a wholly-owned subsidiary of GulfStar Victoria and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Victoria Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Victoria Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Victoria Licensee.

         8. GulfStar Communications Tyler Licensee, Inc., a Texas corporation ("GulfStar Tyler Licensee"), is a wholly-owned subsidiary of GulfStar Tyler and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Tyler Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Tyler Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article
1.01 of the Indenture shall be deemed to include GulfStar Tyler Licensee.

         9. GulfStar Communications Texarkana Licensee, Inc., a Texas corporation ("GulfStar Texarkana Licensee"), is a wholly-owned subsidiary of GulfStar Texarkana and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Texarkana Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Texarkana Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Texarkana Licensee.

         10. GulfStar Communications New Mexico Licensee, Inc., a New Mexico corporation ("GulfStar New Mexico Licensee"), is a wholly-owned subsidiary of GulfStar New Mexico and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar New Mexico Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar New Mexico Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar New Mexico Licensee.

         11. GulfStar Communications Arkansas Licensee, Inc., an Arkansas corporation ("GulfStar Arkansas Licensee"), is a wholly-owned subsidiary of GulfStar Arkansas and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Arkansas Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Arkansas Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Arkansas Licensee.

         12. GulfStar Communications Corpus Christi Licensee, Inc., a Texas corporation ("GulfStar Corpus Christi Licensee"), is a wholly-owned subsidiary of GulfStar Corpus Christi and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Corpus Christi Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Corpus Christi Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Corpus Christi Licensee.

         13. GulfStar Communications Waco Licensee, Inc., a Texas corporation ("GulfStar Waco Licensee"), is a wholly-owned subsidiary of GulfStar Waco and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. GulfStar Waco Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Waco Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article
1.01 of the Indenture shall be deemed to include GulfStar Waco Licensee.

         14. GulfStar Communications Lubbock Licensee, Inc., a Delaware corporation ("GulfStar Lubbock Licensee"), is a wholly-owned subsidiary of GulfStar Lubbock and is a Restricted Subsidiary acquired or created pursuant to
Section 4.14(ii) of the Indenture. GulfStar Lubbock Licensee delivers herewith the

Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Lubbock Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Lubbock Licensee.

         15. GulfStar Communications Killeen Licensee, Inc., a Delaware corporation ("GulfStar Killeen Licensee"), is a wholly-owned subsidiary of GulfStar Killeen and is a Restricted Subsidiary acquired or created pursuant to
Section 4.14(ii) of the Indenture. GulfStar Killeen Licensee delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, GulfStar Killeen Licensee shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include GulfStar Killeen Licensee.

         16. Bryan Broadcasting License Subsidiary, Inc., a Delaware corporation ("Bryan Broadcasting License"), is a wholly-owned subsidiary of Bryan Broadcasting and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. Bryan Broadcasting License delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Bryan Broadcasting License shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include Bryan Broadcasting License.

         17. Sonance Waco License Subsidiary, Inc., a Delaware corporation ("Sonance Waco License"), is a wholly-owned subsidiary of Sonance Waco and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. Sonance Waco License delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Sonance Waco License shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article
1.01 of the Indenture shall be deemed to include Sonance Waco License.

         18. Each of GulfStar Communications Baton Rouge Licensee, Inc., a Louisiana corporation, and Baton Rouge Broadcasting Company, Inc., a Louisiana corporation, is a wholly-owned subsidiary of GulfStar Baton Rouge and a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture (collectively, the "GulfStar Baton Rouge Subsidiaries"). Each of the GulfStar Baton Rouge Subsidiaries delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 9 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, each of the GulfStar Baton Rouge Subsidiaries shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 9 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include each of the GulfStar Baton Rouge Subsidiaries.

         19. This Amendment No. 9 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         20. This Amendment No. 9 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         21. THIS AMENDMENT NO. 9 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

         22. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantors of this Amendment No. 9. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 9.

       IN WITNESS WHEREOF, the parties have caused this Amendment No. 9 to the Indenture to be duly executed and attested as of the date and year first written above.


                                  CAPSTAR RADIO BROADCASTING PARTNERS, INC.


                                  By:  /s/ WILLIAM S. BANOWSKY, JR.
                                       ------------------------------------
                                       William S. Banowsky, Jr.
                                       Executive Vice President

ATTEST:

/s/ KATHY ARCHER
----------------------------------
Kathy Archer
Assistant Secretary

                                  GUARANTORS:

                                  ATLANTIC STAR COMMUNICATIONS, INC.
                                  CAPSTAR ACQUISITION COMPANY, INC.
                                  COMMODORE MEDIA OF DELAWARE, INC
                                  COMMODORE MEDIA OF PENNSYLVANIA, INC.
                                  COMMODORE MEDIA FLORIDA, INC.
                                  COMMODORE MEDIA OF KENTUCKY, INC.
                                  COMMODORE MEDIA OF NORWALK, INC.
                                  COMMODORE MEDIA OF WESTCHESTER, INC.
                                  DANBURY BROADCASTING, INC
                                  PACIFIC STAR COMMUNICATIONS, INC.
                                  CENTRAL STAR COMMUNICATIONS, INC.



                                  By:   /s/ WILLIAM S. BANOWSKY, JR.
                                        ---------------------------------------
                                        William S. Banowsky, Jr.
                                        Vice President

ATTEST:

/s/ KATHY ARCHER
----------------------------------
Kathy Archer
Assistant Secretary

                                 SOUTHERN STAR COMMUNICATIONS, INC.
                                 ATLANTIC CITY BROADCASTING CORP.
                                  O.C.C., INC.
                                 BREADBASKET BROADCASTING CORPORATION
                                 SOUTHEAST RADIO HOLDING CORP.
                                 HOUNDSTOOTH BROADCASTING CORPORATION
                                 SNG HOLDINGS, INC.
                                 OSBORN ENTERTAINMENT ENTERPRISES
                                  CORPORATION
                                 ORANGE COMMUNICATIONS, INC.
                                 MOUNTAIN RADIO CORPORATION
                                 LADNER COMMUNICATIONS HOLDING CORP.
                                 RKZ TELEVISION, INC.
                                 YELLOW BRICK RADIO CORPORATION
                                 ASHEVILLE BROADCASTING CORP.
                                 CORKSCREW BROADCASTING CORPORATION
                                 DAYTONA BEACH BROADCASTING CORP.
                                 RAINBOW BROADCASTING CORPORATION
                                 GREAT AMERICAN EAST, INC.
                                 NELSON BROADCASTING CORPORATION
                                 SHORT BROADCASTING CORPORATION
                                 JAMBOREE IN THE HILLS, INC
                                 BEATRICE BROADCASTING CORP.
                                 CURREY BROADCASTING CORPORATION
                                 OSBORN SOUND AND COMMUNICATIONS CORP.
                                 WAITE BROADCASTING CORP.
                                 AMERON BROADCASTING CORPORATION
                                 WNOK ACQUISITION COMPANY, INC.
                                 DIXIE BROADCASTING, INC.
                                 RADIO WBHP, INC.



                                 By:   /s/ WILLIAM S. BANOWSKY, JR.
                                       ----------------------------------------
                                       William S. Banowsky, Jr.
                                       Vice President
ATTEST:

/s/ KATHY ARCHER
---------------------------------
Kathy Archer
Assistant Secretary

                                 MOUNTAIN LAKES BROADCASTING, L.L.C.

                                 By:  Dixie Broadcasting, Inc.,
                                      its Member


                                      By:  /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:

/s/ KATHY ARCHER
---------------------------------
Kathy Archer
Assistant Secretary

                                 By:  Radio WBHP, Inc.,
                                      its Member


                                      By:  /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:

/s/ KATHY ARCHER
---------------------------------
Kathy Archer
Assistant Secretary

                                 MUSIC HALL CLUB, INC.


                                 By:   /s/ LARRY ANDERSON
                                       ----------------------------------------
                                       Larry Anderson
                                       President

ATTEST:

/s/ NANCY ANDERSON
---------------------------------
Nancy Anderson
Secretary and Treasurer

                                 GULFSTAR COMMUNICATIONS, INC.
                                 GULFSTAR COMMUNICATIONS HOLDINGS, INC.
                                 GULFSTAR COMMUNICATIONS MANAGEMENT, INC.
                                 GULFSTAR COMMUNICATIONS BEAUMONT, INC.
                                 GULFSTAR COMMUNICATIONS LUFKIN, INC.
                                 GULFSTAR COMMUNICATIONS PORT ARTHUR, INC.
                                 GULFSTAR COMMUNICATIONS TEXARKANA, INC.
                                 GULFSTAR COMMUNICATIONS TYLER, INC.
                                 GULFSTAR COMMUNICATIONS VICTORIA, INC.
                                 GULFSTAR COMMUNICATIONS BATON ROUGE, INC.
                                 BATON ROUGE BROADCASTING COMPANY, INC.
                                 GULFSTAR COMMUNICATIONS CORPUS CHRISTI, INC.
                                 GULFSTAR COMMUNICATIONS WACO, INC.
                                 GULFSTAR COMMUNICATIONS ARKANSAS, INC.
                                 GULFSTAR COMMUNICATIONS NEW MEXICO, INC.
                                 GULFSTAR COMMUNICATIONS KILLEEN, INC.
                                 GULFSTAR COMMUNICATIONS LUBBOCK, INC.
                                 SONANCE WACO OPERATING COMPANY, INC.
                                 BRYAN BROADCASTING OPERATING COMPANY, INC.
                                 GULFSTAR COMMUNICATIONS OKLAHOMA, INC.
                                 GULFSTAR COMMUNICATIONS BEAUMONT LICENSEE,
                                  INC.
                                 GULFSTAR COMMUNICATIONS LUFKIN LICENSEE, INC. GULFSTAR COMMUNICATIONS PORT ARTHUR LICENSEE,
                                  INC.
                                 GULFSTAR COMMUNICATIONS TEXARKANA LICENSEE,
                                  INC.
                                 GULFSTAR COMMUNICATIONS TYLER LICENSEE, INC.
                                 GULFSTAR COMMUNICATIONS VICTORIA LICENSEE, INC. GULFSTAR COMMUNICATIONS BATON ROUGE LICENSEE,
                                  INC.
                                 GULFSTAR COMMUNICATIONS CORPUS CHRISTI
                                  LICENSEE, INC.
                                 GULFSTAR COMMUNICATIONS WACO LICENSEE, INC.
                                 GULFSTAR COMMUNICATIONS ARKANSAS LICENSEE,
                                  INC.
                                 GULFSTAR COMMUNICATIONS NEW MEXICO LICENSEE
                                 GULFSTAR COMMUNICATIONS KILLEEN LICENSEE, INC. GULFSTAR COMMUNICATIONS LUBBOCK LICENSEE, INC. GULFSTAR COMMUNICATIONS OKLAHOMA LICENSEE,
                                  INC.

                                 SONANCE WACO LICENSE SUBSIDIARY, INC.
                                 BRYAN BROADCASTING LICENSE SUBSIDIARY, INC.




                                       By:   /s/ WILLIAM S. BANOWSKY, JR.
                                             ----------------------------------
                                             William S. Banowsky, Jr.
                                             Vice President



ATTEST


/s/ KATHY ARCHER
---------------------------------
Kathy Archer
Assistant Secretary

                                 IBJ SCHRODER BANK & TRUST COMPANY,
                                 as Trustee


                                 By:  /s/ BARBARA MCCLUSKEY
                                      -----------------------------------------
                                 Name:    Barbara McCluskey
                                      -----------------------------------------
                                 Title:   Vice President
                                       ----------------------------------------


ATTEST:

/s/ MAX VOLMAR
---------------------------------
Name: Max Volmar
      ---------------------------
Title: Asst. Secretary
      ---------------------------

                                   EXHIBIT A





                                   GUARANTEE


        The Guarantors (the "Guarantors," which term includes any successor Person under the Indenture, dated April 21, 1995, as amended, among Capstar Radio Broadcasting Partners, Inc. and its subsidiaries and IBJ Schroder Bank & Trust Company (the "Indenture")) have unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Terms used and not defined herein shall have the meaning set forth in the Indenture.


                             GUARANTORS:

                             CENTRAL STAR COMMUNICATIONS, INC.
                             GULFSTAR COMMUNICATIONS, INC.
                             GULFSTAR COMMUNICATIONS HOLDINGS, INC.
                             GULFSTAR COMMUNICATIONS BEAUMONT, INC.
                             GULFSTAR COMMUNICATIONS PORT ARTHUR, INC.
                             GULFSTAR COMMUNICATIONS LUFKIN, INC.
                             GULFSTAR COMMUNICATIONS VICTORIA, INC.
                             GULFSTAR COMMUNICATIONS TYLER, INC.
                             GULFSTAR COMMUNICATIONS TEXARKANA, INC.
                             GULFSTAR COMMUNICATIONS NEW MEXICO, INC.
                             GULFSTAR COMMUNICATIONS ARKANSAS, INC.
                             GULFSTAR COMMUNICATIONS CORPUS CHRISTI, INC.
                             GULFSTAR COMMUNICATIONS WACO, INC.
                             GULFSTAR COMMUNICATIONS LUBBOCK, INC.
                             GULFSTAR COMMUNICATIONS KILLEEN, INC.
                             GULFSTAR COMMUNICATIONS OKLAHOMA, INC.
                             BRYAN BROADCASTING OPERATING COMPANY, INC.
                             SONANCE WACO OPERATING COMPANY, INC.
                             GULFSTAR COMMUNICATIONS MANAGEMENT, INC.
                             GULFSTAR COMMUNICATIONS BATON ROUGE, INC.
                             GULFSTAR COMMUNICATIONS BEAUMONT LICENSEE, INC. GULFSTAR COMMUNICATIONS PORT ARTHUR
                                     LICENSEE, INC.
                             GULFSTAR COMMUNICATIONS LUFKIN LICENSEE, INC. GULFSTAR COMMUNICATIONS VICTORIA LICENSEE, INC. GULFSTAR COMMUNICATIONS TYLER LICENSEE, INC. GULFSTAR COMMUNICATIONS TEXARKANA LICENSEE, INC. GULFSTAR COMMUNICATIONS NEW MEXICO LICENSEE, INC. GULFSTAR COMMUNICATIONS ARKANSAS LICENSEE, INC. GULFSTAR COMMUNICATIONS CORPUS CHRISTI
                                     LICENSEE, INC.
                             GULFSTAR COMMUNICATIONS WACO LICENSEE, INC.
                             GULFSTAR COMMUNICATIONS LUBBOCK LICENSEE, INC. GULFSTAR COMMUNICATIONS KILLEEN LICENSEE, INC. GULFSTAR COMMUNICATIONS OKLAHOMA LICENSEE, INC. BRYAN BROADCASTING LICENSE SUBSIDIARY, INC. SONANCE WACO LICENSE SUBSIDIARY, INC.
                             GULFSTAR COMMUNICATIONS BATON ROUGE
                                     LICENSEE, INC.
                             BATON ROUGE BROADCASTING COMPANY, INC.




                             By: /s/ WILLIAM S. BANOWSKY, JR.
                                -------------------------------------------
                             Name:   William S. Banowsky, Jr.
                             Title:  Vice President